Exhibit 1.01

Conflict Minerals Report of NetApp, Inc.

For the Calendar Year Ended December 31, 2020

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding NetApp’s goals for its Conflict Minerals policy and the actions that NetApp intends to take to improve transparency and reporting. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in reports and documents NetApp files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in NetApp’s most recently filed Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, NetApp disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

This is the Conflict Minerals Report for NetApp, Inc. (“NetApp”) for calendar year 2020 prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

Introduction

NetApp is a leader in data insight, access and control for hybrid cloud environments. NetApp provides global organizations the ability to manage and share their data across on-premises, private and public clouds.

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder (together “Section 1502”) require NetApp to perform certain due diligence procedures and disclose information about the use and origin of certain minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured or contracted to be manufactured by NetApp. The NetApp products that contain minerals or metals are its hardware products (storage systems and subsystems) that NetApp contracts to manufacture and sells directly or through resellers. The specific minerals covered by these rules consist of tin, tantalum, tungsten and gold and are referred to as “Conflict Minerals” or alternatively as “3TG”.

Conflict Minerals are necessary to the functionality or production of the hardware storage systems and subsystems that NetApp contracts with third parties to manufacture. Components and subassemblies that are made in part using Conflict Minerals are sourced from a global supply base that includes distributors, value-added resellers, original equipment manufacturers, original design manufacturers and contract manufacturers.

In accordance with Section 1502, NetApp has performed a “reasonable country of origin inquiry” (“RCOI”) on the Conflict Minerals that were in NetApp’s supply chain for calendar year 2020 to determine whether these minerals were sourced from the Democratic Republic of the Congo or adjoining countries (collectively the “Covered Countries”) and has conducted due diligence measures as described below.

Due Diligence Procedures

In accordance with Rule 13p-1, NetApp undertook due diligence procedures to determine the source and chain of custody of the Conflict Minerals used in its products. NetApp designed its due diligence measures for each of the Conflict Minerals to conform, in all material respects, with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD 2016) (“OECD Framework”) and related supplements. NetApp’s due diligence measures concerning Conflict Minerals included:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risk in the supply chain;

3.	Designing and implementing strategies to respond to identified risks;

4.	Supporting industry associations that carry out independent third-party audits of smelter/refiner’s due diligence practices; and

5.	Reporting annually on NetApp’s supply chain due diligence activities.

STEP 1: Establish strong company management systems

a)

Identified an executive sponsor for NetApp’s supply chain transparency objectives to provide internal leadership and guidance to attain NetApp’s goal of determining the countries of origin of the Conflict Minerals that are necessary for the production or functionality of its products and eliminating sources of Conflict Minerals that benefit armed groups in the Covered Countries.

b)

Adopted and posted a Conflict Minerals policy (discussed further below) on its website. NetApp requested all vendors and suppliers of materials that could potentially contain Conflict Minerals (the “in-scope suppliers”) to comply with the requirements of Section 1502, if applicable, and to support NetApp’s compliance program. NetApp continues to educate suppliers on its Conflict Minerals policy and encourage suppliers to have policies of their own.

c)	Included Section 1502 requirement contractually in its Master Supply Agreements, requiring suppliers to provide necessary information.

d)

Adopted processes, procedures and systems to capture, maintain, retrieve and report on supplier sourcing of Conflict Minerals to further improve transparency and the ability to report on NetApp’s sourcing of Conflict Minerals in accordance with Section 1502 in coming years.

e)

Conducted a survey using the Responsible Minerals Initiative or “RMI” (previously known as Conflict Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”) version 6.0.1 or higher (the “RCOI Survey”) through a third-party service provider, Source Intelligence, of NetApp’s in-scope suppliers to gather information on the chain of custody of the necessary Conflict Minerals included in NetApp products.

f)	Instituted Conflict Minerals risk assessment as part of the NetApp product development process.

g)

Identified personnel within NetApp responsible for the NetApp sustainability program, including responsibility for day-to-day consideration and review of compliance requirements related to the Section 1502.

h)

Used a third-party service provider, Source Intelligence, to assist with gathering and evaluating supply chain information with respect to Conflict Minerals, training and educating suppliers on Conflict Minerals and providing feedback to the in-scope suppliers on their conflict minerals program.

i)

Established a dedicated email address that is published on https://www.netapp.com/company/about-us/conflict-minerals/ and in other communications with suppliers whereby employees and suppliers can (i) communicate with NetApp on questions related to Conflict Minerals, (ii) request Conflict Mineral compliance information, and (iii) report Conflict Minerals grievances.

STEP 2: Identify and assess risks in the supply chain

a)

As part of its RCOI, NetApp performed an assessment of all parts represented within its product lines followed by a supplier risk assessment. Suppliers were first assessed by determining whether they supplied hardware, software or services. If the supplier was determined to supply hardware, NetApp assessed whether the materials supplied by the supplier could potentially contain Conflict Minerals to identify the in-scope suppliers. Finally, the in-scope suppliers were surveyed to determine whether they sourced Conflict Minerals from the Covered Countries.

b)

Provided letters to the in-scope suppliers explaining NetApp’s country of origin inquiry and due diligence efforts and requesting supplier cooperation. Suppliers were offered training materials on the requirements of Section 1502, NetApp’s plan to achieve compliance with such requirements and NetApp’s goal of achieving responsible sourcing from its suppliers.

c)

Partnered with Source Intelligence to conduct a RCOI Survey of NetApp’s in-scope suppliers to gather information on countries of origin and identify smelters or refiners. The RCOI Survey used the CMRT. The in-scope suppliers were asked to identify the smelters and refiners who contributed to the Conflict Minerals materials contained in parts and components that they supplied to NetApp.

d)

The in-scope suppliers that responded to NetApp’s RCOI Survey account for 99.8% of in-scope component spend for calendar year 2020. Maintaining this percentage rate is attributable to NetApp’s and Source Intelligence’s efforts on following up with non-responsive suppliers.

e)

Compared smelters and refiners identified against the list of those on RMI’s lists for tantalum, tin, tungsten and gold including those that have received a “conflict free” designation by participating in an independent third-party audit. Based on the RCOI, NetApp had reason to believe that some of the Conflict Minerals may have originated from the Covered Countries, therefore, in accordance with Section 1502, performed due diligence on the source and chain of custody of the conflict minerals in question.

f)	Performed enhanced data analytics to ensure identification of all in-scope suppliers throughout NetApp’s entire supply chain.

g)	Analyzed CMRT responses and provided feedback to suppliers on the strength of their conflict minerals program.

STEP 3: Design and implement a strategy to respond to identified risks

a)	NetApp has established a supplier Conflict Minerals policy, which outlines NetApp’s requirements for its suppliers:

a.	Sourcing minerals from socially responsible suppliers;

b.	Requesting suppliers downstream to source minerals from socially responsible suppliers;

c.	Providing NetApp with prompt, truthful, and accurate information regarding each supply source and the nature of the sourcing materials as it relates to the requirements of Section 1502; and

d.	Cooperating with regular business reviews, surveys, and audits undertaken by or for NetApp so that it can comply with the requirements of Section 1502.

b)	Through calendar year 2020, NetApp continued to flow down its Conflict Minerals policy to its in-scope supply base. This has aided in defining sourcing requirements for products supplied to NetApp.

c)	NetApp’s supplier qualification and assessment program includes audits of supplier representations of their status to validate their previous and current reporting.

d)

NetApp (or Source Intelligence on NetApp’s behalf), responded to the risks identified in Step 2 by providing feedback and education material to suppliers. This included contacting non-responsive suppliers, following up with invalid submissions, providing feedback and recommended next steps for identified smelter risk, and encouraging suppliers to improve their internal compliance practices.

e)	In 2020, NetApp attended a Conflict Minerals forum and collaborated with industry peers to define and improve best practices, and encourage responsible sourcing

f)	In calendar year 2021, NetApp plans to:

a.

Continue to work with its top materials-spend suppliers to improve transparency and reporting. Concurrently, through its supplier performance management process, NetApp continues to assess risk for its supply base that are not improving their level of transparency required by Section 1502 to promote its intended purpose. NetApp will work with suppliers with underdeveloped processes, providing information and guidance to increase transparency.

b.

Compare RCOI Survey responses to information collected via independent conflict free smelter validation programs, such as RMI’s Responsible Minerals Assurance Process, to identify unknown or unrecognized smelters or refiners.

c.	Contact in-scope suppliers with unknown or unrecognized smelters or refiners and request their participation in improving data accuracy and promoting RMI’s efforts.

d.

Participate in Conflict Minerals forums and collaborate with industry peers to define best practices and encourage responsible sourcing. NetApp will continue to support RMI in its efforts to increase the number of smelters and refiners identified as “conflict free.”

e.	Continue outreach efforts with suppliers who listed OFAC sanctioned smelters in their CMRT to have these smelters removed from their CMRT.

STEP 4: Support industry associations that carry out independent third-party audits of smelter/refiner’s due diligence practices

As a member of the Responsible Business Alliance or “RBA” (previously known as Electronic Industry Citizenship Coalition, or “EICC),” NetApp will continue to participate in the RMI to assist in increasing the number of smelters and refiners directly and indirectly in its supply base that have been identified as “conflict free” under Responsible Minerals Assurance Process or “RMAP” (previously known as CFSI’s Conflict-Free Smelter Program), which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. NetApp was not required to obtain a third-party independent audit of its own due diligence process and compliance efforts and results in 2020.

STEP 5: Report annually on supply chain due diligence

NetApp’s Conflict Minerals policy, Form SD and this Conflict Minerals Report are currently posted on NetApp’s public website:

https://www.netapp.com/company/about-us/conflict-minerals/

https://www.netapp.com/pdf.html?item=/media/7875-conflictmineralspolicy.pdf and

https://investors.netapp.com/sec-filings/sec-filing/sd/0001193125-19-161054

Results of Due Diligence

NetApp, as a purchaser, is many steps removed from the mining of the Conflict Minerals and does not purchase raw ore or unrefined Conflict Minerals, nor does it purchase bulk Conflict Minerals in the form of ingots or bullion for use in its products. The origin of NetApp’s Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Based on the information that was provided by NetApp’s in-scope suppliers and otherwise obtained through its due diligence efforts described herein, NetApp believes that the facilities listed in Appendix A may have been used to process a portion of the necessary Conflict Minerals contained in NetApp’s products for calendar year 2020. Furthermore, NetApp has reasonably determined from information provided by the RMAP and otherwise obtained through NetApp’s due diligence efforts, that it does not have enough information to determine whether portions of its products contain recycled or scrap sources.

Appendix A is a list of the smelters and refiners listed by NetApp’s in-scope suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. The majority of CMRTs received from the in-scope suppliers were made on a company or division level basis, rather than on a product-level basis, therefore NetApp cannot identify with certainty which smelters or refiners listed in Appendix A actually processed the Conflict Minerals contained in NetApp products. Therefore, the list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in NetApp’s Products.

SOR Status as of December 31, 2020: “Conformant” indicates SOR is publicly listed on the RMAP web site and considered “conflict-free” as of the date indicated based on the criteria used by the RMI to assess SORs. “Active” indicates SOR has committed to or is in the process of undergoing an audit through RMAP. “Not Enrolled” indicates SOR is not enrolled in RMAP. “Non-Conformant” indicates SOR was audited but found not conformant with the relevant RMAP standard.

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Active
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	Active
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Alexy Metals	United States	CID003500	Active
Gold	Metallix Refining Inc.	United States	CID003557	Active
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	Advanced Chemical Company	United States	CID000015	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States	CID001157	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Geib Refining Corporation	United States	CID002459	Conformant
Gold	L’Orfebre S.A.	Andorra	CID002762	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	SAAMP	France	CID002761	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Torecom	Korea, Republic of	CID001955	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	PAMP S.A.	Switzerland	CID001352	Conformant
Gold	United Precious Metal Refining, Inc.	United States	CID001993	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Conformant
Gold	Asahi Refining USA Inc.	United States	CID000920	Conformant
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	JSC Uralelectromed	Russian Federation	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	Conformant
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Gold	SAFINA A.S.	Czech Republic	CID002290	Conformant
Gold	Kennecott Utah Copper LLC	United States	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	Conformant
Gold	Marsam Metals	Brazil	CID002606	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Materion	United States	CID001113	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Active
Gold	Tony Goetz NV	Belgium	CID002587	Non-Conformant
Gold	NH Recytech Company	Korea, Republic of	CID003189	Non-Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non-Conformant
Gold	Abington Reldan Metals, LLC	United States	CID002708	Non-Conformant
Gold	Umicore Brasil Ltda.	Brazil	CID001977	Not Enrolled
Gold	Morris and Watson	New Zealand	CID002282	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Not Enrolled
Gold	Caridad	Mexico	CID000180	Not Enrolled
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Not Enrolled
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Not Enrolled
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Not Enrolled
Gold	Kundan Care Products Ltd.	India	CID003463	Not Enrolled
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Not Enrolled
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Not Enrolled
Gold	SAMWON METALS Corp.	Korea, Republic of	CID001562	Not Enrolled
Gold	MD Overseas	India	CID003548	Not Enrolled
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Not Enrolled
Gold	Pease & Curren	United States	CID002872	Not Enrolled
Gold	Sudan Gold Refinery	Sudan	CID002567	Not Enrolled

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Gold	Guangdong Jinding Gold Limited	China	CID002312	Not Enrolled
Gold	African Gold Refinery	Uganda	CID003185	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Not Enrolled
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Not Enrolled
Gold	QG Refining, LLC	United States	CID003324	Not Enrolled
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Not Enrolled
Gold	K.A. Rasmussen	Norway	CID003497	Not Enrolled
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Not Enrolled
Gold	JALAN & Company	India	CID002893	Not Enrolled
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Not Enrolled
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Not Enrolled
Gold	Gold Coast Refinery	Ghana	CID003186	Not Enrolled
Gold	Sovereign Metals	India	CID003383	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Not Enrolled
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Not Enrolled
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Not Enrolled
Gold	Sai Refinery	India	CID002853	Not Enrolled
Gold	Sabin Metal Corp.	United States	CID001546	Not Enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Not Enrolled
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Not Enrolled
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Not Enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Not Enrolled
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Not Enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Not Enrolled
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Not Enrolled
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Not Enrolled
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Not Enrolled
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032	Not Enrolled
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Not Enrolled
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	CID002557	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	Conformant
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	Conformant
Tantalum	H.C. Starck Inc.	United States	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Telex Metals	United States	CID001891	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant
Tantalum	Meta Materials	Macedonia, The Former Yugoslav Republic Of	CID002847	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tantalum	D Block Metals, LLC	United States	CID002504	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	QuantumClean	United States	CID001508	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tantalum	KEMET Blue Metals	Mexico	CID002539	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Exotech Inc.	United States	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Tantalum	LSM Brasil S.A.	Brazil	CID001076	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305	Active
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Active
Tin	PT Bukit Timah	Indonesia	CID001428	Active
Tin	CRM Synergies	Spain	CID003524	Active
Tin	CV Ayi Jaya	Indonesia	CID002570	Active
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Active
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870	Active
Tin	Super Ligas	Brazil	CID002756	Active
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Active
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Conformant
Tin	Soft Metais Ltda.	Brazil	CID001758	Conformant
Tin	Metallic Resources, Inc.	United States	CID001142	Conformant
Tin	Metallo Belgium N.V.	Belgium	CID002773	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Alpha	United States	CID000292	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Tin Technology & Refining	United States	CID003325	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Yunnan Tin Company Limited	China	CID002180	Conformant
Tin	Rui Da Hung	Taiwan	CID001539	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Metallo Spain S.L.U.	Spain	CID002774	Conformant
Tin	EM Vinto	Bolivia	CID000438	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non-Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non-Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non-Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non-Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Not Enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Not Enrolled
Tin	Pongpipat Company Limited	Myanmar	CID003208	Not Enrolled
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Not Enrolled
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Not Enrolled
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Not Enrolled
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	Active
Tungsten	GEM Co., Ltd.	China	CID003417	Active
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Active
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Active
Tungsten	Artek LLC	Russian Federation	CID003553	Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Conformant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	Niagara Refining LLC	United States	CID002589	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889	Conformant
Tungsten	KGETS CO., LTD.	Korea, Republic of	CID003388	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant

Metal	Official Smelter Name	Country	RMI Smelter ID	RMI Audit Status
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	Kennametal Fallon	United States	CID000966	Conformant
Tungsten	Kennametal Huntsville	United States	CID000105	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	CID002724	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499	Not Enrolled
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095	Not Enrolled
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Not Enrolled
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Not Enrolled